EX 99- 26(h) i b2.

AMENDMENT NO. 2 TO SHAREHOLDER SERVICES AGREEMENT

THIS AMENDMENT NO. 2 TO SHAREHOLDER SERVICES AGREEMENT is effective as of the 1st day of September, 1999, by and among MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY (“Mass Mutual”) and C.M. LIFE INSURANCE COMPANY (“C.M. Life,” and collectively with Mass Mutual, “Company”) and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. (“ACIM”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Company and ACIM are parties to a certain Shareholder Services Agreement dated May 14, 1998 and amended May 1, 1999 (the “Agreement”) in which the Company offers to the public certain group and individual variable annuity and variable life insurance contracts (the “Contracts”);

WHEREAS, the Company now desires to expand the number of American Century funds made available by the Company to its clients;

WHEREAS, the Company and ACIM wish to supplement the Agreement as provided herein;

NOW THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. Addition of Funds. Exhibit B of the Agreement is hereby deleted in its entirety and the attached Exhibit B is substituted in lieu thereof.

2. Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment No. 2 and the Agreement, it is the intention of the parties that the terms of this Amendment No. 2 shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment No. 2, the parties hereby confirm and ratify the Agreement.

3. Counterparts. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date first above written.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY		AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

By:	/s/ Paul A. DeSimone	By:	/s/ William M. Lyons
Name:	Paul A. DeSimone	Name:	William M. Lyons
Title:	Senior Vice President	Title	Executive Vice President

C.M. LIFE INSURANCE COMPANY		MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Paul A. DeSimone	By:	/s/ Stephen R. Bosworth
Name:	Paul A. DeSimone	Name:	Stephen R. Bosworth
Title:	Senior Vice President	Title:	Vice President

EXHIBIT B

FUNDS AVAILABLE

VP Income & Growth Fund

VP Value Fund

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